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                                                                    EXHIBIT 23.1
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                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
NVR, Inc.:

We consent to the use of our report dated January 24, 2002, with respect to the consolidated balance sheets of NVR, Inc. and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three year period ended December 31, 2001, incorporated herein by reference.

McLean, Virginia
February 14, 2002